EXHIBIT 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 3, 2005

among

ARKANSAS BEST CORPORATION,
ABF AVIATION, LLC,
ABF CARTAGE, INC.,
ABF FARMS, INC.,
ABF FREIGHT SYSTEM, INC.,
CLIPPER EXXPRESS COMPANY,
ARKANSAS BEST AIRPLANE LEASING, INC.,
TREAD-ARK INVESTMENT CORPORATION.,
DATA-TRONICS CORP.,
FLEETNET AMERICA, INC,
TRANSPORT REALTY, INC.,
TREAD-ARK CORPORATION,
TREAD-ARK REAL ESTATE CORPORATION,
collectively, the Borrowers,

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent and Lead Arranger,

and

FLEET NATIONAL BANK and SUNTRUST BANK
as Co-Syndication Agents,

and

WACHOVIA BANK, NATIONAL ASSOCIATION

and

THE BANK OF TOKYO-MITSUBISHI, LTD.
as Co-Documentation Agents,

and

THE BANKS NAMED HEREIN
as the Lenders

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of June 3, 2005, is among ARKANSAS BEST CORPORATION, a Delaware corporation (the “Company”), ABF AVIATION, LLC, an Arkansas limited liability company (“ABF Aviation”), ABF CARTAGE, INC., a Delaware corporation (“ABF Cartage”), ABF FARMS, INC., an Arkansas corporation (“ABF Farms”), ABF FREIGHT SYSTEM, INC., a Delaware corporation (“ABF Freight”), CLIPPER EXXPRESS COMPANY, a Delaware corporation (“Clipper Exxpress”), ARKANSAS BEST AIRPLANE LEASING, INC., an Arkansas corporation (“Airplane”), TREAD-ARK INVESTMENT CORPORATION, a Nevada corporation (“Tread-Ark”), DATA-TRONICS CORP., an Arkansas corporation (“Data”), FLEETNET AMERICA, INC, an Arkansas corporation (“Fleetnet”), TRANSPORT REALTY, INC., an Arkansas corporation (“Transport”), TREAD-ARK CORPORATION, a Delaware corporation (“Tread”) and TREAD-ARK REAL ESTATE CORPORATION, a Delaware corporation (“Real Estate”) (Company, ABF Aviation, ABF Cartage, ABF Farms, ABF Freight, Clipper Exxpress, Airplane, Tread-Ark, Data, Fleetnet, Transport, Tread, and Real Estate are each, individually, a “Borrower”, and, collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as lead arranger and agent (the “Agent”), FLEET NATIONAL BANK as a co-syndication agent and SUNTRUST BANK, as a co-syndication agent (collectively, the “Co-Syndication Agents”), WACHOVIA BANK, NATIONAL ASSOCIATION, as a co-documentation agent and THE BANK OF TOKYO-MITSUBISHI, LTD., as a co-documentation agent (collectively, the “Co-Documentation Agents”), and the BANKS (as defined in the Credit Agreement defined below).

BACKGROUND

     A. The Borrowers, the Banks, the Co-Syndication Agents, the Co-Documentation Agents, and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of September 26, 2003 (the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

     B. The Borrowers have requested certain amendments to the Credit Agreement.

     C. The Banks, the Co-Syndication Agents, the Co-Documentation Agents, and the Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrowers, the Banks, the Co-Syndication Agents, the Co-Documentation Agents, and the Agent covenant and agree as follows:

     1. AMENDMENTS.

     (a) The definition of “Additional Permitted Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Additional Permitted Indebtedness” has the meaning set forth in Section 6.15(f).

     (b) The definition of “Agent’s Fee Letter” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Agent’s Fee Letter” means the letter agreement dated as of April 28, 2005 between the Company and Wells Fargo.

     (c) The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Applicable Margin” means, subject to the terms and provisions of this definition, at any time with respect to any Revolving Advances, facility fees, letter of credit fees or utilization fees hereunder, the following percentages determined as a function of the ratings by the Selected Rating Agencies, applicable on such date, of the Company’s Senior Debt as set forth below:

Tier	Senior Debt Rating			Eurodollar	Base Rate	Facility	Letter of	Utilization
Level	S&P	Moody's	Fitch	Rate Advances	Advances	Fees	Credit Fees	Fees
I	A or higher	A2 or higher	A or higher	0.195%	0.000%	0.080%	0.195%	0.050%
II	A-	A3	A-	0.250%	0.000%	0.100%	0.250%	0.075%
III	BBB+	Baa1	BBB+	0.390%	0.000%	0.110%	0.390%	0.100%
IV	BBB	Baa2	BBB	0.500%	0.000%	0.125%	0.500%	0.125%
V	BBB-	Baa3	BBB-	0.700%	0.000%	0.150%	0.700%	0.125%
VI	BB+ or less	Ba1 or less	BB+ or less	0.850%	0.000%	0.200%	0.850%	0.150%

If (with respect to the table above) the ratings of the Selected Rating Agencies fall within different Tier Levels, the Applicable Margin shall be based on the numerically lower of the two Tier Levels (where Tier I is the numerically lowest such Tier and Tier VI is the numerically highest such Tier) unless the numerically higher Tier Level is two or more Tier Levels above the numerically lower Tier Level, in which case the Tier Level which is the level above the numerically lower Tier Level will apply. If the ratings established by either of the Selected Rating Agencies for the Company’s Senior Debt change (other than as a result of a change in the rating system of such Selected Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Selected Rating Agency. If the rating system of either Selected Rating Agency shall change when a rating for the Company’s Senior Debt exists from both Selected Rating Agencies, then such Selected Rating Agency’s, “Senior Debt Rating” as referred to in the table above shall be, if and to the extent objectively determinable, changed to the equivalent new rating with the effect that such change in the rating system shall have no effect on the Applicable Margin that would have been determined under the table above if such rating change had not occurred or, if and to the extent the same is not objectively determinable, then the Applicable Margin shall be based on the rating of the Selected Rating Agency that has not changed its rating system or, if both Selected Rating

Agencies have changed their rating system, the Selected Rating Agency as to which the change is objectively determinable or, if the change is not objectively determinable as to either Selected Rating Agency, then the Applicable Margin shall be determined as provided in the last sentence of this definition. If either such Selected Rating Agency shall cease to rate corporate debt obligations of the Company, then the Applicable Margin shall be based on the rating of the Selected Rating Agency that continues to rate the corporate debt obligations of the Company. If both of the Selected Rating Agencies shall change their rating system and the effect thereof is not objectively determinable as explained above, cease rating the Company’s Senior Debt or cease to be in the business of rating corporate debt obligations, then the Company and the Agent shall select a substitute nationally recognized statistical rating agency or agencies, as the case may be; provided, however, that if the Company and the Agent cannot mutually agree on such a substitute rating agency, then a substitute nationally recognized statistical rating agency or agencies, as the case may be, shall be selected and approved by the Company, the Agent and the Majority Banks; provided, further, however, that if the Company, the Agent and the Majority Banks cannot mutually agree on such a substitute rating agency, then the Applicable Margin shall be the rate then most recently determined in accordance with this definition.

     (d) The definition of “Availability” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Availability” means, as of any date of determination, the amount by which (a) the aggregate Commitments at such date exceeds (b) the aggregate amount of all outstanding Revolving Advances, all outstanding Swing Line Advances and Letter of Credit Exposure at such date.

     (e) The definition of “Liquid Investments” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Liquid Investments” means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. or an agency of the U.S.;

          (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than “A” (or the then equivalent) by the rating service of S&P or Moody’s, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-2” (or the then equivalent) by the rating service of S&P or not less than “P-2” (or the then equivalent) by the rating service of Moody’s, or, upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Company with the consent of the Majority Banks;

          (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s;

          (d) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (a), (b) and (c) above and which do not constitute “margin stock” within the meaning of Regulation U of the Federal Reserve Board;

          (e) auction rate securities which are rated not less than “A” (or the equivalent) by the rating service of S&P or Moody’s); and

          (f) such other instruments (within the meaning of Article 9 of the UCC) as the Company may request and the Majority Banks may approve in writing, which approval will not be unreasonably withheld.

     (f) The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

     “Maturity Date” means May 15, 2010, as such date may be extended from time to time pursuant to Section 2.18.

     (g) Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms therefrom: “Adjustment Event”, “Borrowing Base”, “Borrowing Base Certificate”, “Borrowing Base Determination Date”, “Cumulative Net Income”, “Eligible Other Equipment”, “Eligible Real Property”, “Eligible Receivables”, “Eligible Revenue Equipment”, “Net Depreciated Value”, “Net Losses”, “One-Time Dividend”, “Real Estate Value”, and “Recovery Period”.

     (h) Section 1.1 of the Credit Agreement is hereby amended by adding the defined terms thereto in proper alphabetical order to read as follows:

     “First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 3, 2005, among the Borrowers, the Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Banks.

     “First Amendment Effective Date” means June 3, 2005.

     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

     (i) Section 2.1(a) of the Credit Agreement is hereby amended to read as follows:

     Subject to the succeeding proviso, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrowers from time to time on any Business Day prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to the remainder of such Bank’s Commitment minus such Bank’s Pro Rata Share of the Letter of Credit Exposure at such time; provided, however, that the aggregate amount of all outstanding Revolving Advances, all outstanding Swingline Advances and the Letter of Credit Exposure at any time may not exceed the aggregate Commitments at such time. Within the limits of each Bank’s Commitment, the Borrowers may from time to time borrow, prepay (in whole or in part) and reborrow Revolving Advances.

     (j) The first sentence of Section 2.1(b) of the Credit Agreement is hereby amended to read as follows:

     Subject to the succeeding proviso, on the terms and conditions set forth in this Agreement, Wells Fargo may, in its sole discretion from time to time on any Business Day during the period from the date of this Agreement until the Maturity Date, make advances (“Swingline Advances”) under the Swingline Note to the Borrowers in an aggregate principal amount not to exceed $15,000,000 outstanding at any time; provided, however, that the aggregate amount of all outstanding Revolving Advances, all outstanding Swingline Advances and the Letter of Credit Exposure at any time may not exceed the aggregate Commitments at such time; and provided, further, that no Swingline Advance shall be made by Wells Fargo if, to its knowledge, the statements set forth in Section 3.2(a) are not true on the date of such Swingline Advance, it being agreed by the Borrowers that the giving of the applicable Notice of Borrowing and the acceptance by any Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrowers that on the date of such Swingline Advance such statements are true.

     (k) Section 2.3 of the Credit Agreement is hereby amended by adding a new subsection (d) thereto to read as follows:

     (d) Utilization Fee. The Borrowers agree to pay to the Agent, for the pro rata benefit of the Banks, a utilization fee at a rate per annum equal to the product of (i) the Applicable Margin and (ii) the aggregate amount of Advances and Letter of Credit Exposure on each day that the aggregate amount of Advances and Letter of Credit Exposure exceeds 50% of the actual daily amount of the Commitments then in effect (or, if terminated, in effect immediately prior to such termination), which fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date.

(l) Section 2.7(c)(ii) of the Credit Agreement is hereby amended to read as follows:

     (ii) Intentionally Omitted.

     (m) The second sentence of Section 2.10(a) of the Credit Agreement is hereby amended to read as follows:

     The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, the Issuing Banks or a specific Bank pursuant to Section 2.1(b), 2.3(b), 2.3(c), 2.3(d), 2.6(c), 2.8, 2.9, 2.11, 2.12 or 2.13(c) but after taking into account payments effected pursuant to Section 9.4) to the Banks in accordance with each Bank’s Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or any Issuing Bank to such Bank or such Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     (n) The second sentence of Section 2.13(a) of the Credit Agreement is hereby amended to read as follows:

     No Letter of Credit will be issued, increased or extended (i) if such issuance, increase or extension would cause the Letter of Credit Exposure to exceed the lesser of (a) $150,000,000 or (b) an amount equal to the remainder of (1) the aggregate Commitments minus (2) the aggregate outstanding principal amount of the Revolving Advances and Swingline Advances at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof or (B) five days before the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank in its sole discretion; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, other than a Letter of Credit issued in substitution of any letter of credit outstanding on the Effective Date and listed on Schedule 1.1(b); (v) unless the Borrower requesting such Letter of Credit has delivered to the respective Issuing Bank a completed and executed letter of credit application on such Issuing Bank’s standard form, which shall contain terms no more restrictive than the terms of this Agreement; and (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (“UCP”) or any successor to the UCP.

(o) Section 2.14 of the Credit Agreement is hereby amended to read as follows:

     Section 2.14 Intentionally Omitted.

     (p) The last sentence of Section 4.1 of the Credit Agreement is hereby amended to read as follows:

     The Company has no Subsidiaries on the First Amendment Effective Date other than the Subsidiaries listed on Schedule 4.1 to the First Amendment, and such Schedule 4.1 lists the jurisdiction of incorporation and the address of the principal office of each such Subsidiary existing on the First Amendment Effective Date.

     (q) Section 4.5(a) of the Credit Agreement is hereby amended to read as follows:

     (a) The audited Consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as at December 31, 2004, and the related Consolidated and consolidating statements of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at March 31, 2005 and the related Consolidated and consolidating statements of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to each Bank duly certified by the chief financial officer, treasurer or controller of the Company, fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of the operations of the Company and its Subsidiaries for the year or quarter (as applicable) ended on such dates, and such balance sheets and statements were prepared in accordance with GAAP.

     (r) The second sentence of Section 4.6 of the Credit Agreement is hereby amended to read as follows:

     There is no fact known to any Responsible Officer of any Borrower on the First Amendment Effective Date that has not been disclosed to the Agent which could reasonably be expected to cause a Material Adverse Change.

(s) Section 4.8(a) of the Credit Agreement is hereby amended to read as follows:

     (a) Revolving Advances. The proceeds of the Revolving Advances have been, and will be, used by the Borrowers (i) to refinance existing indebtedness of the Company owed by it under the Existing Credit Agreement, (ii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) for working capital, general corporate purposes and other lawful purposes of the Company and its Subsidiaries, including, without limitation, as a back-up for commercial paper issued by the Company.

     (t) The last sentence of Section 4.14(a) of the Credit Agreement is hereby amended to read as follows:

     As of the First Amendment Effective Date, neither any Borrower nor Guarantor has received any notice of default under any material contract, agreement, lease or other instrument to which such Borrower or Guarantor is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

     (u) Section 4.15(c) of the Credit Agreement is hereby amended to read as follows:

     (c) Without limiting the foregoing, as of the First Amendment Effective Date, the present and, to the best knowledge of any Responsible Officer of the Company, future liability, if any, of the Company and its Subsidiaries, taken as a whole, which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

(v) Section 4.17 of the Credit Agreement is hereby amended to read as follows:

     Section 4.17 Existing Mortgage Debt. All outstanding Indebtedness secured by a Lien on real property of any Borrower or Guarantor existing as of the First Amendment Effective Date is described on Schedule 6.1 to the First Amendment, and the amount of such Indebtedness shown on such Schedule is the aggregate outstanding amount as of the First Amendment Effective Date. No “default” or “event of default”, however defined, has occurred and is continuing under any documentation evidencing such Indebtedness or the Lien securing such Indebtedness.

(w) Section 4.18 of the Credit Agreement is hereby amended to read as follows:

     Section 4.18 Property and Liens. As of the First Amendment Effective Date, each of the Company and its Subsidiaries has good title to or a valid leasehold interest in its respective Property and none of such Property is subject to any Lien, except as permitted by Section 6.1.

(x) Section 4.19 of the Credit Agreement is hereby amended to read as follows:

     Section 4.19 Intentionally Omitted.

(y) Section 5.3 of the Credit Agreement is hereby amended to read as follows:

     Section 5.3 Preservation of Corporate Existence, Etc. The Company will preserve and maintain, and cause each of the other Borrowers and the Guarantors to preserve and maintain, its corporate or company existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified, and cause each such Borrower and Guarantor to qualify and remain qualified, as a foreign corporation or organization in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its existence, rights and franchises could reasonably be expected to cause a Material Adverse Change or, in the case of preserving and maintaining the existence of the Guarantors, where the net worth of such Guarantor would exceed $50,000,000; provided, however, that (a) nothing contained in this Section 5.3 shall prevent any transaction permitted by Section 6.4, and (b) the Borrowers shall, in all events, preserve and maintain the existence of (i) ABF Freight System, Inc. and (ii) all other Guarantors if, after giving effect to any failure to do so, a Default would occur or the Company and its Subsidiaries would not be in pro forma compliance with the covenants set forth in Sections 6.11 and 6.13.

(z) Section 5.6(b) of the Credit Agreement is hereby amended to read as follows:

     (b) Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein audited Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case containing the unqualified certification of Ernst & Young L.L.P. or other independent certified public accountants of recognized standing acceptable to the Agent and including, if requested by the Agent, any management letters delivered by such accountants to the Company in connection with such audit together with a certificate of such accounting firm to the Banks stating that (i) no Default under Section 6.11, 6.13 or 6.14 has occurred and is continuing and (ii) in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing or, if, in the opinion of such accounting firm, any Default has occurred and is continuing, a statement as to the nature thereof, together with a Compliance Certificate;

(aa) Section 5.6(c) of the Credit Agreement is hereby amended to read as follows:

     (c) Attestation Report. Together with the delivery of the annual audited statements required to be delivered pursuant to Section 5.6(b), an attestation report of the Company’s registered public accounting firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley.

(bb) Section 5.6(i) of the Credit Agreement is hereby amended to read as follows:

     (i) Intentionally Omitted.

(cc) Section 5.7 of the Credit Agreement is hereby amended to read as follows:

     Section 5.7 Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, (a) maintain their material owned, leased or operated property, equipment, buildings and fixtures, taken as a whole in substantially the same or better condition and repair as the condition and repair thereof as of December 31, 2004, normal wear and tear excepted, and (b) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about the owned or operated property involving the Environment that could reasonably be expected to cause a Material Adverse Change.

(dd) Section 6.1 of the Credit Agreement is hereby amended to read as follows:

     Section 6.1 Liens, Etc. The Company will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Company or any of its Subsidiaries may create, incur, assume or suffer to exist Liens:

          (a) in favor of the Agent for the benefit of the Banks securing the Obligations;

          (b) for taxes, assessments or governmental charges or levies on Property of any Borrower or Guarantor to the extent not required to be paid pursuant to Sections 5.1 and 5.4;

          (c) imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP;

          (d) arising in the ordinary course of business out of pledges or deposits (i) under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation, bonds or letters of credit or (ii) to secure public or statutory obligations of the Company or any of its Subsidiaries;

          (e) existing on Property acquired by the Company or any of its Subsidiaries in the ordinary course of business, each of which Liens (i) attached prior to the Company’s or such Subsidiary’s acquisition of such Property, (ii) was not created in contemplation of or in connection with such acquisition, and (iii) secures only the Indebtedness of the owner of such Property at the time of the attachment of such Lien, the aggregate of which Indebtedness at any time outstanding secured by all such Liens, shall not exceed $25,000,000 at any time;

          (f) not otherwise permitted by Section 6.1(e) above, existing on Property acquired by the Company or any of its Subsidiaries in the ordinary course of business, each of which Liens (i) attached prior to the Company’s or such Subsidiary’s acquisition of such Property, (ii) was not created in contemplation of or in connection with such acquisition, and (iii) secures only the Indebtedness of the owner of such Property at the time of the attachment of such Lien, the aggregate of which Indebtedness at any time outstanding secured by all such Liens, when aggregated with all other Indebtedness referred to in Sections 6.1(k) and 6.1(l) at any time outstanding secured by the Liens referred to therein, shall not exceed 15% of the Company’s Consolidated Net Worth at any time;

          (g) securing Indebtedness existing on the First Amendment Effective Date and listed on the attached Schedule 6.1; provided that the Indebtedness secured by such Liens shall not be renewed, refinanced or extended if the amount of such Indebtedness so renewed, refinanced or extended is greater than the outstanding amount of such Indebtedness on the Closing Date;

          (h) constituting easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (i) arising from litigation and which are effectively stayed from execution and would not otherwise cause a Default to occur;

          (j) on real Property securing surety bonds;

          (k) constituting purchase money Liens securing purchase money Indebtedness (including, without limitation, Capital Leases) permitted by Section 6.15(c), provided that (i) any Property subject to such purchase money Lien is acquired by the Company or any of its Subsidiaries, (ii) such Lien on such Property attaches concurrently with or within 120 days after the acquisition of such Property, (iii) such Lien shall attach solely to such Property so acquired and the proceeds thereof, and (iv) the aggregate Indebtedness at any time secured by all such Liens, when aggregated with all other Indebtedness referred to in Sections 6.1(f) and 6.1(l) at any time outstanding secured by the Liens referred to therein, shall not exceed 15% of the Company’s Consolidated Net Worth;

          (l) permitted by Section 6.15(c) existing on Property acquired by the Company or any of its Subsidiaries in connection with an Acquisition Expenditure permitted pursuant to Section 6.16, each of which Liens (i) attached prior to the Company’s or such Subsidiary’s acquisition of such Property, (ii) was not created in contemplation of or in connection with such Person becoming a Subsidiary, and (iii) secures only Indebtedness permitted by Section 6.15(c), the aggregate of which Indebtedness at any time outstanding secured by all such Liens, when aggregated with all other Indebtedness referred to in Sections 6.1(f) and 6.1(k) at any time outstanding secured by the Liens referred to therein, shall not exceed 15% of the Company’s Consolidated Net Worth at any time; and

          (m) on certain Receivables of any Intermodal Subsidiary, in favor of any railroad company which secures the obligations of such Intermodal Subsidiary to such railroad company in connection with rail shipments with such railroad company contracted for by such Intermodal Subsidiary for the benefit of the obligors of such Receivables which Liens secure only Indebtedness described in this Section 6.1(1).

     For purposes of calculation of the Company’s Consolidated Net Worth for this Section 6.1 and 6.15 only, there shall not be included in the Company’s Consolidated Net Worth stock repurchases and/or a special one-time dividend made after the First Amendment Effective Date in an aggregate amount not to exceed $75,000,000.

(ee) Section 6.4(b) of the Credit Agreement is hereby amended to read as follows:

     (b) sell, transfer or otherwise dispose of all or substantially all of any of the Company’s or such Subsidiary’s Property (unless, in the case of a Subsidiary, such assets are sold, leased, transferred or otherwise conveyed to another Subsidiary which is a Borrower or a Guarantor) except for sales, transfers and dispositions of (i) G.I. Leased Properties and/or (ii) the Capital Stock or assets and/or liabilities of the Subsidiaries identified on Schedule 1.1(c).

(ff) Section 6.5 of the Credit Agreement is hereby amended to read as follows:

     Section 6.5 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that

     (a) a wholly-owned Subsidiary of the Company may make a Restricted Payment to the Company or another wholly-owned Subsidiary of the Company;

     (b) provided no Default has occurred and is continuing or would result therefrom, the Company may pay cash dividends to its shareholders; and

     (c) provided no Default has occurred and is continuing or would result therefrom, the Company may repurchase, redeem or otherwise reacquire shares of its Capital Stock.

(gg) Section 6.6 of the Credit Agreement is hereby amended to read as follows:

     Section 6.6 Investments, Loans, Advances. The Company will not, and will not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Person, except the following (provided that before and after giving effect thereto there shall exist no Default):

          (a) the purchase of Liquid Investments;

          (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

          (c) ordinary course of business contributions, loans or advances to, or investments in, (i) a direct or indirect Subsidiary of the Company or (ii) the Company;

          (d) contributions to, or capital investments in a Person which, prior to such contribution or investment, is not a Subsidiary but which becomes a Subsidiary as a result of such contribution or investment, provided that, (i) the Company shall have caused such Person to become a Guarantor or Borrower pursuant to Section 2.19(a);

          (e) to the extent not prohibited by law, loans and advances to officers, directors and employees of the Company and its Subsidiaries so long as the aggregate principal amount thereof outstanding at any time shall not exceed $2,000,000; and

          (f) other investments not otherwise permitted by this Section 6.6 not to exceed in the aggregate 10% of the Company’s Consolidated Net Worth.

(hh) Section 6.11 of the Credit Agreement is hereby amended to read as follows:

     Section 6.11 Interest Coverage Ratio. The Company will not permit its ratio, calculated as of each Calculation Day, commencing June 30, 2005 and continuing thereafter through and including the Maturity Date, for the Calculation Period then ended, of (a) Adjusted EBITDA for such Calculation Period to (b) Consolidated Interest Expense for such Calculation Period, to be less than 3.0 to 1.0.

(ii) Section 6.12 of the Credit Agreement is hereby amended to read as follows:

     Section 6.12 Intentionally Omitted.

(jj) Section 6.13 of the Credit Agreement is hereby amended to read as follows:

     Section 6.13 Maximum Leverage Ratio. The Company will not permit its Leverage Ratio, calculated as of each Calculation Day, commencing June 30, 2005 and continuing thereafter through and including the Maturity Date, for the Calculation Period then ended, to be greater than 3.00 to 1.00.

(kk) Section 6.14 of the Credit Agreement is hereby amended to read as follows:

     Section 6.14 Intentionally Omitted.

(ll) Section 6.15 of the Credit Agreement is hereby amended to read as follows:

     Section 6.15 Indebtedness. The Company will not incur or permit to exist, or permit any of its Subsidiaries to incur or permit to exist, any Indebtedness other than the Obligations and the following:

          (a) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or another Subsidiary;

          (b) Indebtedness outstanding on the First Amendment Effective Date and listed on Schedule 6.15;

          (c) Indebtedness existing on Property acquired by the Company or any of its Subsidiaries after the First Amendment Effective Date pursuant to the acquisition of Property in the ordinary course of business, provided (x) immediately after giving effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing and (y) the aggregate principal amount of all such Indebtedness shall not exceed $25,000,000 at any time;

          (d) (i) Indebtedness existing on Property acquired by the Company or any of its Subsidiaries after the First Amendment Effective Date pursuant to the acquisition of Property in the ordinary course of business in excess of the amount of such Indebtedness permitted by Section 6.15(c), (ii) Indebtedness assumed by the Company or a Subsidiary of the Company or an entity which becomes a Subsidiary after the First Amendment Effective Date pursuant to an acquisition of any entity not prohibited by Section 6.16, (iii) Capital Leases, and/or (iv) purchase money Indebtedness, provided that (A) immediately after giving effect to the incurrence of any such Indebtedness, no Default shall have occurred and be continuing and (B) the aggregate principal amount of all such Indebtedness set forth in clauses (i) through (iv) of this Section 6.15(d) shall not exceed 15% of the Company’s Consolidated Net Worth at any time;

          (e) Indebtedness in respect of commercial paper incurred after the First Amendment Effective Date (such Indebtedness incurred after the First Amendment Effective Date pursuant to this Section 6.15(e) to be referred to collectively herein as “Commercial Paper Indebtedness”); provided, however, that:

               (i) no Commercial Paper Indebtedness may be incurred at any time if a Default has then occurred and is continuing or would result from such incurrence;

               (ii) none of the financial covenants or similar covenants contained in the agreements, documents and instruments evidencing or governing such Commercial Paper Indebtedness (the “Commercial Paper Indebtedness Documents”) may be more restrictive than those contained in this Agreement or any other Credit Document;

               (iii) no Commercial Paper Indebtedness Document may be executed by the Company or any of its Subsidiaries, and no Commercial Paper Indebtedness may be incurred thereunder, if (A) the execution, delivery and performance of such Commercial Paper Indebtedness Document conflicts with, or constitutes a violation of, this Agreement or any other Credit Document or (B) the execution, delivery and performance of this Agreement and the other Credit Documents by the Company and its Subsidiaries conflicts with, or constitutes a violation of, such Commercial Paper Indebtedness Document; and

               (iv) all Commercial Paper Indebtedness must be pari passu or subordinate in right of payment to the Obligations;

          (f) other Indebtedness incurred after the First Amendment Effective Date (other than Indebtedness permitted pursuant to Sections 6.15(a), (6.15(b), 6.15(c), 6.15(d) and/or 6.15(e) (such Indebtedness incurred after the First Amendment Effective Date pursuant to this Section 6.15(f) to be referred to collectively herein as “Additional Permitted Indebtedness”); provided, however, that:

               (i) no Additional Permitted Indebtedness may be incurred at any time if a Default has then occurred and is continuing or would result from such incurrence;

               (ii) none of the financial covenants or similar covenants contained in the agreements, documents and instruments evidencing or governing such Additional Permitted Indebtedness (the “Additional

Permitted Indebtedness Documents”) may be more restrictive than those contained in this Agreement or any other Credit Document;

               (iii) no Additional Permitted Indebtedness Document may be executed by the Company or any of its Subsidiaries, and no Additional Permitted Indebtedness may be incurred thereunder, if (A) the execution, delivery and performance of such Additional Permitted Indebtedness Document conflicts with, or constitutes a violation of, this Agreement or any other Credit Document or (B) the execution, delivery and performance of this Agreement and the other Credit Documents by the Company and its Subsidiaries conflicts with, or constitutes a violation of, such Additional Permitted Indebtedness Document;

               (iv) except for Indebtedness incurred in clause (d) of the definition of Indebtedness, (A) the due date for the payment or prepayment of all principal of the Additional Permitted Indebtedness shall be at least 60 days after the Maturity Date (exclusive of the effect of any acceleration of the maturity thereof upon the occurrence of an event of default thereunder) and (B) the Additional Permitted Indebtedness shall have no amortization prior to 60 days after the Maturity Date; and

               (v) all Additional Permitted Indebtedness must be pari passu or subordinate in right of payment to the Obligations.

     Notwithstanding any of the foregoing provisions in this Section 6.15(f), the Company and its Subsidiaries may incur Additional Permitted Indebtedness that satisfies all requirements set forth in clauses (i) through (v) above other than clause (iv), provided the aggregate amount of such additional indebtedness (as provided for in this Section 6.15(f)) outstanding shall not exceed 15% of the Company’s Consolidated Net Worth at any time; and

          (g) extensions, renewals and refinancings of any of the Indebtedness specified in Sections 6.15(a), 6.15(b), 6.15(c), 6.15(d), 6.15(e), and/or 6.15(f) so long as the principal amount of such Indebtedness is not thereby increased.

     For purposes of calculation of the Company’s Consolidated Net Worth for this Section 6.15 and Section 6.1 only, there shall not be included in the Company’s Consolidated Net Worth stock repurchases and/or a special one-time dividend made after the First Amendment Effective Date in an aggregate amount not to exceed $75,000,000.

(mm) Section 6.16 of the Credit Agreement is hereby amended to read as follows:

     Section 6.16 Acquisition Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make any Acquisition Expenditure unless each of the following requirements is satisfied:

          (a) such Acquisition Expenditure is made in substantially the same or complementary lines of business of the Company and does not violate any other provisions of this Agreement; and

          (b) at the time of such Acquisition Expenditure, no Default has occurred and is continuing or would occur upon the consummation of such acquisition and the Agent shall have received a Compliance Certificate demonstrating pro forma compliance with Sections 6.11, 6.13, and 6.15 based on combined pro forma operating results of the Person to be acquired and the Company and its Subsidiaries.

     (nn) Section 9.2 of the Credit Agreement is hereby amended to read as follows:

     Section 9.2 Notices, Etc.

          (a) General. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrowers, at the address of the Company (and in case of the Company) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, Attention: Chief Financial Officer, with a copy to the General Counsel (telecopy: (479) 785-6124; telephone: (479) 785-6000); if to any Bank at its address for notices specified opposite its name on Schedule 9.2; if to the Agent or to Wells Fargo in its capacity as Agent or as an Issuing Bank, at its address at 1445 Ross Avenue, 23rd Floor, Dallas, Texas 75201, Attention: Stephen C. Melton, Vice President (telecopy: (214) 969-0371; telephone: (214) 661-1221); and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Agent, at the address for notices for the Agent specified opposite its name on Schedule 9.2 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

     (oo) Article IX of the Credit Agreement is hereby amended by adding a new Section 9.23 thereto to read as follows:

     Section 9.23 USA Patriot Act Notice. Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information required by the Act or any regulation promulgated pursuant to the Act that will allow such Bank or the Agent, as applicable, to identify the Borrowers in accordance with the Act.

     (pp) Schedule 1.1(c) of the Credit Agreement, Certain Subsidiaries, is hereby amended to be in the form of Schedule 1.1(c) to this First Amendment.

     (qq) Schedule 4.1 of the Credit Agreement, Subsidiaries, is hereby amended to be in the form of Schedule 4.1 to this First Amendment.

     (rr) Schedule 6.1 of the Credit Agreement, Existing Liens and Secured Indebtedness, is hereby amended to be in the form of Schedule 6.1 to this First Amendment.

     (ss) Schedule 6.15 of the Credit Agreement, Outstanding Indebtedness, is hereby amended to be in the form of Schedule 6.15 to this First Amendment.

     (tt) Exhibit C of the Credit Agreement, the Compliance Certificate, is hereby amended to be in the form of Exhibit C to this First Amendment.

     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Company represents and warrants that, as of the date hereof:

     (a) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) (i) the Borrowers have full power and authority to execute and deliver this First Amendment, (ii) this First Amendment has been duly executed and delivered by the Borrowers, and (iii) this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Legal Requirement or Organization Documents of any Borrower, or any indenture, agreement or other instrument to which any Borrower or any of their respective properties are subject; and

     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not already obtained (including the Board of Directors (or other similar governing body) of the Borrowers or any Guarantor) is required for (i) the execution, delivery or performance by the Borrowers of this First Amendment or (ii) the acknowledgement by each Guarantor of this First Amendment.

     3. CONDITIONS TO EFFECTIVENESS. This First Amendment shall be effective as of June 3,, 2005, subject to satisfaction or completion of the following:

     (a) the Agent shall have received counterparts of this First Amendment executed by all of the Banks;

     (b) the Agent shall have received counterparts of this First Amendment executed by the Borrowers and acknowledged by each Guarantor;

     (c) the Agent shall have received a certified resolutions of the Board of Directors of the Borrowers authorizing the execution, delivery and performance of this First Amendment;

     (d) the Agent shall have received a Borrower Joinder executed by Tread-Ark Real Estate Corporation;

     (e) the Agent shall have received an opinion of counsel to the Borrowers, in form and substance satisfactory to the Agent, with respect to matters set forth in Sections 2(c), (d) and (e) of this First Amendment;

     (f) the Agent shall have received all fees in immediately available funds which are due and payable under the Amendment Fee Letter; and

     (g) the Agent shall have received, in form and substance satisfactory to the Agent and its counsel, such other documents, certificates and instruments as the Agent shall require.

     4. REFERENCE TO THE CREDIT AGREEMENT.

     (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     5. COSTS, EXPENSES AND TAXES. The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto).

     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrowers of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under the Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty.

     7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

     8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

     9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     (a) ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

BORROWERS:

ARKANSAS BEST CORPORATION

By:

David E. Loeffler
Vice President
Chief Financial Officer

ABF FARMS, INC.
ABF CARTAGE, INC.
TRANSPORT REALTY, INC.
CLIPPER EXXPRESS COMPANY
FLEETNET AMERICA, INC.
DATA-TRONICS CORP.
TREAD-ARK CORPORATION
TREAD-ARK REAL ESTATE CORPORATION

By:

David E. Loeffler
Treasurer

TREAD-ARK INVESTMENT CORPORATION
ABF FREIGHT SYSTEM, INC.

By:

David E. Loeffler
Assistant Treasurer

ARKANSAS BEST AIRPLANE LEASING, INC.
ABF AVIATION, LLC

By:

David E. Loeffler
Vice President and Treasurer

AGENT:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent

By:

Stephen C. Melton
Vice President

CO-SYNDICATION AGENTS:

FLEET NATIONAL BANK, as Co-Syndication
Agent

By:

Name:

Title:

SUNTRUST BANK, as Co-Syndication Agent

By:

Name:

Title:

CO-DOCUMENTATION AGENTS:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Co-Documentation Agent

By:

Name:

Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., as Co-Documentation Agent

By:

Name:

Title:

By:

Name:

Title:

BANKS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank
By:
Stephen C. Melton
Vice President

FLEET NATIONAL BANK, as a Bank

By:

Name:

Title:

SUNTRUST BANK, as a Bank

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Bank

By:

Name:

Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:

Name:

Title:

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

THE NORINCHUKIN BANK, NEW YORK BRANCH

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

THE FIRST NATIONAL BANK OF FORT SMITH

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

GUARANTORS:

ARKANSAS UNDERWRITERS CORPORATION
FREIGHTVALUE, INC.
ABF FREIGHT SYSTEM DE MEXICO, INC.
LAND-MARINE CARGO, INC.

By:

David E. Loeffler
Treasurer

EXHIBIT C

COMPLIANCE CERTIFICATE

FOR FISCAL QUARTER OR FISCAL YEAR ENDED                                          (the “Subject Period”)

     This certificate dated as of                                         ,                      is prepared pursuant to Section 5.6(a) and Section 5.6(b) of the Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”) among Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, Inc., an Arkansas corporation, Transport Realty, Inc., an Arkansas corporation, Tread-Ark Corporation, a Delaware corporation and Tread-Ark Real Estate Corporation, a Delaware corporation (collectively, the “Borrowers”), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank Texas, National Association, as Administrative Agent. Unless otherwise defined in this certificate, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

     The Borrower hereby certifies (a) that no Default currently exists or has occurred or is continuing, (b) that all of the representations and warranties made by the Company and its Subsidiaries in the Credit Agreement, in Section 7 of the Guaranty and in the other Credit Documents are true and correct in all material respects as if made on this date and (c) that as of the last day of the Subject Period the amounts and calculations attached hereto as Attachment “A” are true and correct1.

[1]	Attachment “A” is to contain amounts and calculations, in reasonable detail, with respect to the Borrower’s compliance with the following Sections of the Credit Agreement: Section 6.11, Section 6.12 and Section 6.13.

Exhibit C - 1

     Executed this                      day of                                         ,                     .

ARKANSAS BEST CORPORATION

By:	David E. Loeffler
Title:	Vice President and
Chief Financial Officer

Exhibit C - 2

ATTACHMENT A TO COMPLIANCE CERTIFICATE

In Compliance as
of End of Subject
Period
(Please Indicate)
1.	Interest Coverage Ratio (Section 6.11 of the Credit Agreement

	(a) Adjusted EBITDA	=	————

	(b) Consolidated Interest Expense for Subject Period	=	————

	(c) The ratio of the amount entered on line (a) to the amount on line (b)	=	____ to ___

	Is the ratio entered on line (c) greater than or equal to 3.0 to 1.0?			Yes	No

2.	Leverage Ratio. (Section 6.13 of the Credit Agreement)

	(a) Total Funded Debt	=	————

	(b) Adjusted EBITDA	=	————

	(c) The ratio of the amount entered on line (a) to the amount entered on line (b)	=	————

	Is the ratio entered on line (c) less than or equal to 3.00 to 1.00?			Yes	No

Exhibit C - 3